J L Stephan Co PC
Jerry L. Stephan, CPA
Certified Public Accountants	Marty Szasz, CPA
David Skibowski, Jr., CPA

Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Quarterly Statement of The Tracker Corporation of America on Form 10-QSB of our report dated December 5, 2005 for the quarter ended September 30, 2004.

J. L. Stephan Co., P.C.

Traverse City, Michigan

December 23, 2005

862 East Eighth Street • Traverse City, MI 49686
(231) 941-7600 • E-mail: jstephan@jlspc.com • Primary Fax (231) 941-1996 • Alternate Fax (231) 929-3350